UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 11, 2017

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106,

Hanover, Maryland 21076

(Address of Principal Executive Offices)

(443) 776-3133

(Registrant’s Telephone Number, Including Area Code)

___________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Items

Reverse Stock Split, Name Change, Trading Symbol Change, CUSIP

On December 11, 2017, Processa Pharmaceuticals, Inc. (the “Company”) announced that the Financial Industry Regulatory Association (FINRA) confirmed the below listed corporate actions requested by the Company:

•

1-7 Reverse Split

•

New Name: Processa Pharmaceuticals, Inc. (formerly Heatwurx, Inc.)

•

New CUSIP: 74275C106

•

Daily List Announcement Date: 12/7/2017

•

Market Effective Date: 12/8/2017

Following the reverse split there are approximately 35,272,557 shares of the Company’s common stock issued and outstanding. Following the reverse split effective date, a letter "D" will be placed on the Company's trading symbol for 20 business days. The new symbol will be "PCSAD". The letter "D" will be removed in 20 business days and the trading symbol will revert back to "PCSA".

The Company also announced launch of its website http://www.processapharma.com to assist individuals in following the Company's mission and products in development.

A copy of the press release entitled “Processa Pharmaceuticals Announces Reverse Stock Split and Launches New Website” is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued December 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: December 15, 2017	By /s/ David Young
David Young Chief Executive Officer

3